Exhibit 32. Certification of Atlantic Coast Financial Corporation Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

John K. Stephens, Jr., President and Chief Executive Officer, and Marshall D. Stone, Vice President and Controller, of Atlantic Coast Financial Corporation (the Company), each certify in their capacity as an officer of the Company that they have reviewed the annual report of the Company on Form 10-K for the year ended December 31, 2014 (the Report) and that:

1.	The Report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and the periods expressed in the Report.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: March 20, 2015

/s/ John K. Stephens, Jr.	/s/ Marshall D. Stone

John K. Stephens, Jr.	Marshall D. Stone
President and Chief Executive Officer	Vice President and Controller
(Principal Executive Officer)	(Controller)